EXHIBIT 5



                       BECKMAN, LIEBERMAN & BARANDES, LLP
                             100 Jericho Quadrangle
                                   Suite 329
                            Jericho, New York 11753

                                                     Telephone:516-433-1200
                                                     Telecopier:  516-433-5858



                                                August 22, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We have acted as counsel to Vasomedical, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company, filed with the Securities and Exchange Commission on 10,787,871, 2005 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 10,787,871 shares of the Company's common stock, par value $.001 per share (the "Shares") to be sold pursuant to such Registration Statement.

     As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its common stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Delaware.

     2. The shares of common stock subject to the Registration Statement have been duly authorized and, when issued will be legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Beckman, Lieberman & Barandes, LLP
                                        BECKMAN, LIEBERMAN & BARANDES, LLP